IN THE UNITED STATES BANKRUPTCY COURT WESTERN DISTRICT OF MISSOURI KANSAS CITY DIVISION
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In re:

INTERSTATE BAKERIES
  CORPORATION, et al.,

Debtors.

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x : : : : : : : : : x	Chapter 11 Case No. 04-45814 (JWV) Jointly Administered Hearing Date: October 3, 2007 Hearing Time: 1:30 p.m. Obj. Deadline:September 26, 2007

MOTION FOR AN ORDER PURSUANT TO 11 U.S.C.
§§ 105(a), 363(b), AND 365(a) FOR AUTHORITY TO (I) EXIT
BREAD BUSINESS IN SOUTHERN CALIFORNIA MARKET
AND RELATED RESTRUCTURING; (II) IMPLEMENT PROCESS
FOR REJECTING ADDITIONAL EXECUTORY CONTRACTS
AND UNEXPIRED LEASES ASSOCIATED WITH SUCH
EXIT AND RESTRUCTURING AND (III) IMPLEMENT
PROCESS FOR ABANDONING CERTAIN PROPERTY
ASSOCIATED WITH SUCH EXIT AND RESTRUCTURING

Interstate Bakeries Corporation ("Interstate Bakeries" or the "Company") and eight1 of its subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the "Debtors"), submit this motion (the "Motion") for an order under 11 U.S.C. §§ 105(a), 363(b),
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1
The following subsidiaries' and affiliates' chapter 11 cases are jointly administered with Interstate Bakeries' chapter 11 case:  Armour and Main Redevelopment Corporation; Baker's Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C, and Mrs. Cubbison's Foods, Inc.

and 365(a), substantially in the form of Exhibit A attached hereto, authorizing the Debtors to (i) take such actions as are necessary to exit the bread business in the southern half of its California business unit (the "Southern California Market"), including the closure of certain facilities and the reduction of routes, (ii) implement a process for rejecting additional executory contracts and unexpired leases associated with the exit and restructuring within the Southern California Market; and (iii) implement a process for abandoning certain property associated with the exit and restructuring within the Southern California Market.  In support of this Motion, the Debtors respectfully represent as follows:
BACKGROUND

A.	The Chapter 11 Filings

1.    On September 22, 2004 (the "Petition Date"), eight of the Debtors each filed a voluntary petition in this Court for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as amended (the "Bankruptcy Code").  Furthermore, on January 14, 2006, the ninth debtor, Mrs. Cubbison's Foods, Inc., also filed a voluntary petition in this Court for reorganization relief under chapter 11 of the Bankruptcy Code.  The Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.
2.    No trustee or examiner has been appointed in the Debtors' chapter 11 cases.  On September 24, 2004, the United States Trustee (the "U.S. Trustee") appointed the official committee of unsecured creditors (the "Creditors' Committee") in these cases.2  On November 29, 2004, the U.S. Trustee appointed an official committee of equity security holders (the "Equityholders' Committee," collectively with the Creditors' Committee, the "Committees") in these cases.
3.    The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334.  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).
4.    The statutory predicate for the relief requested herein is sections 105(a), 363(b) and 365(a) of the Bankruptcy Code.
B.	The Debtors

5.    Collectively, the Debtors are one of the largest wholesale bakers and distributors of fresh baked bread and sweet goods in the United States.  The Debtors produce, market and distribute a wide range of breads, rolls, croutons, snack cakes, donuts, sweet rolls and related products under national brand names such as "Wonder®," "Hostess®," "Baker's Inn™," "Home Pride®", and "Mrs. Cubbison's®" as well as regional brand names such as "Butternut®," "Dolly Madison®," "Drake's®" and "Merita®."  Based on independent, publicly available market data, "Wonder®" bread is the number one selling white bread brand sold in the United States and "Home Pride®" wheat bread is a leading wheat bread brand in the United States.
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2
The U.S. Trustee appointed the Creditors' Committee for the seven debtors that filed on September 22, 2004.  An official committee of unsecured creditors has currently not been appointed for Mrs. Cubbison's Foods, Inc.

"Hostess®" products, including "Twinkies®," "Ding Dongs®" and "HoHos®," are among the leading snack cake products sold in the United States.
6.    The Debtors currently operate 45 bakeries and approximately 630 distribution centers at various locations around the country.  From these bakeries and distribution centers, the Debtors' sales force delivers fresh baked goods to tens of thousands of food outlets.  The Debtors also operate approximately 790 bakery outlets (known as "thrift stores") located in markets throughout the United States.
7.    The Debtors have more than 25,000 employees, the majority of whose employment is covered by one of approximately 420 union contracts to which the Debtors are a party.  Most of the Debtors' union employees are members of either the International Brotherhood of Teamsters or the Bakery, Confectionery, Tobacco Workers & Grain Millers International Union.
8.    Interstate Bakeries is a corporation organized under the laws of the State of Delaware.  The Debtors' principal executive offices are located at 12 East Armour Boulevard in Kansas City, Missouri.
RELIEF REQUESTED

9.    By this Motion, the Debtors request entry of an order pursuant to Sections 105(a), 363(b) and 365(a) of the Bankruptcy Code authorizing the Debtors to take such actions as are necessary to exit the bread business in its Southern California Market3 and to restructure
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3
The Debtors formerly organized their business along geographic lines, referred to as "Profit Centers," which were groupings of bakeries, depots, thrift stores and routes based upon geographic proximity.    However, as publicly announced the day prior to the filing of this Motion, the Debtors are reorganizing their management structure to move from a geography-based structure to eight business units organized in a cross functional matrix which will enhance consistent implementation of best practices across all of the Company's facilities and hold mangers directly accountable for improving product quality, enhancing service-to-sales, and lowering costs.  As its name implies, the Southern California Market is within what was formerly designated as the Southern California Profit Center, now a part of the California Business Unit, and is comprised of the collection of bakeries, depots, thrift stores and routes geographically located in the Southern California region of the United States.

its operations in the Southern California Market as a result of such exit – the Debtors will retain their snack cake, donut and sweet roll operations.   In conjunction with the exit and restructuring, the Debtors also seek authority to reject executory contracts and unexpired leases and to abandon certain property in both instances pursuant to the processes set forth below.4
10.    The Debtors believe most, if not all, of the exit and restructuring activities described herein relate to the ordinary course operation of their businesses (e.g. determinations to close particular facilities, discontinue specific stock keeping units, and reduce delivery routes) and thus can be implemented without Court approval.  However, in an abundance of caution due in part to the scope of the exit and restructuring activities, the Debtors hereby seek court approval of their actions.
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4	By this Motion, the Debtors are not seeking authority to sell any property of the estates. Any such sales shall be made pursuant to either procedures approved in these cases or by separate motion.

BASIS FOR RELIEF

A.	The Rehabilitation Process

11.    It is no secret that Interstate Bakeries' financial condition was in steady decline in the years leading up to the bankruptcy filings.  In the period prior to and immediately after the filings, the Company's net income dropped from approximately $87 million in profit in fiscal year 2000 to a net loss of approximately $380 million in fiscal year 2005. Most recently, inflationary pressures caused by rising ingredient, fuel and labor costs have greatly impacted the Debtors’ financial performance, resulting in the Company posting net losses of approximately $128 million and $113 million in fiscal years 2006 and 2007, respectively.  In addition, barriers to profitability have plagued Interstate Bakeries for the last several years, including its decentralized operations, lack of innovation (in marketing, products and delivery structure) and increased competition. The situation has been exacerbated by the fact that the increased competition has come primarily from competitors that are non-union or are not unionized in the locations where they compete with the Debtors.  To varying degrees, these impediments still exist with respect to several of the Debtors’ geographic locations and/or business product lines.
12.    In light of the foregoing, the Debtors have used the opportunity that bankruptcy affords them to do much more than rearrange their financial affairs.  Rather, in order to reverse the negative performance trends, the Debtors have been attempting to change the way that they create, manufacture, deliver and sell their products.  Indeed, the Debtors have closed bakeries, consolidated routes and terminated roughly 22% of their workforce resulting in millions of dollars of savings.  The Debtors also renegotiated the majority of their more than 400 collective bargaining agreements with their unionized workforce resulting in meaningful savings to the Debtors.5
13.    More recently, with the concurrence of their three constituent groups (i.e., the steering committee for the Debtors’ prepetition secured lending group, the official committee of unsecured creditors and the official committee of equity security holders), the Debtors hired Craig Jung as their new chief executive officer in February.  Mr. Jung recruited world class talent to Interstate Bakeries in the areas of sales, operations, human resources and technology support to assist him and the other members of management in crafting a business plan (the "Business Plan") which was required to be delivered in the latter half of June 2007 to the lenders, pursuant to the Debtors' post-petition financing facility and to the other key constituents.
14.    The foundation of the Business Plan is the assumption that the Debtors will evolve from their current, high-cost, "one-size-fits-all" traditional route delivery structure that has been used for several decades to an advanced path-to-market structure they believe will create better jobs for sales employees and significantly drive selling and delivery productivity.  This new path-to-market structure creates the flexibility needed for Interstate Bakeries  to meet changing market demands.  Currently, work rules included in Interstate Bakeries' collective bargaining agreements significantly restrict how it can operate its business.  As a result, these agreements must be modified to allow for the new path-to-market structure in order for the
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5	These long term extension agreements remain subject to assumption or rejection, as well as the further agreements sought by the Debtors as stated below.

Business Plan to be implemented.  In addition, Interstate Bakeries is asking its unions for concessions to achieve meaningful productivity savings in its health and welfare plans.
15.    The Debtors believe that the Business Plan, once it is implemented (including the concessions sought from the unions), will provide the basis for the Debtors to emerge from Chapter 11 as a stand-alone entity.  However, the Debtors do not believe that their bread baking operations in the Southern California Market can be rehabilitated to the point where they can become profitable within any reasonable time frame even with a the new path-to-market structure and the additional concessions from its unionized workforce sought by the Debtors.
16.    This is not the first time that the Debtors have attempted to revive their fortunes in the Southern California Market.  Indeed, early in these cases, the Debtors performed a thorough review of each of their profit centers seeking to identify, among other things, (i)

unprofitable products and routes, (ii) areas of inefficient distributions, (iii) opportunities to rationalize brands and stock keeping units, and (iv) excess capacity in each profit center.  As a result of this process with respect to the Southern California Market, the Debtors standardized material handling and related distribution equipment, and reduced the number of routes, depots and thrift stores within the Southern California region.  The Debtors did not, however, close any of the six bakeries that were in operation in the Southern California region as part of these initial restructuring efforts.
17.    Despite the changes implemented in connection with the earlier restructuring efforts, the Southern California Market generated a loss of approximately $10.3 million in fiscal year 2007.  The Debtors estimate that their snack cake operations in this region contributed marginal profits in fiscal year 2007, and they are projected to increase in profitability in the near future. The Debtors, however, estimate that their bread business (which includes bread, specialty breads, buns and rolls) generated a significant loss in excess of $10 million in fiscal year 2007.  Moreover, despite anticipated improvements resulting from the Business Plan, and to be achieved through the Debtors’ successful negotiations with its union-represented work force, the Debtors estimate that the bread business will continue to generate losses throughout the duration recently presented in the five-year business plan (covering fiscal years 2008 through 2012).
18.    These loses are due to structural barriers to profitability that exist in the Southern California bread market.  These barriers include incursions by lower-cost, non-union competitors; irrational competitive pricing environment; and changing market and customer demands.  These issues are compounded by the Debtors' high fixed cost structure, excessive workers’ compensation costs and a confrontational relationship with one of the Debtors’ major unions in Southern California.
19.    Based upon this ongoing analysis, the Debtors have determined, in the exercise of their business judgment, that they should exit the bread business in the Southern California Market.
20.    In order to effectuate the exit from the bread business and resulting restructuring around the more profitable snack cake business, the Debtors plan to close the four bread, bun and roll bakeries in Glendale, Pomona, San Diego and Los Angeles (Slauson Street).  Two cake bakeries in the Los Angeles area will remain open.  In addition, the Debtors plan to close 17 distribution centers and 19 outlet stores and to eliminate approximately 325 routes by October 29, 2007.
21.    The closings and restructurings are expected to impact approximately 1,300 employees.  The Debtors sent out Worker Adjustment and Retraining Notification ("WARN") notices on August 28, 2007 to all parties-in-interest required to receive such notification pursuant to state and federal law. For each active employee required to receive a WARN notice, the Debtors hand-delivered the WARN notice to the individual employee or, in the case of employees that are on leaves of absence, the Debtors sent the WARN notices to the employees by overnight delivery. The Debtors also sent the WARN notices by overnight delivery to the appropriate international and local union leaders. Finally, the Debtors sent the notices to the State Dislocated Worker Unit and to the highest elected local official.

22.    The Debtors’ preliminary estimate of charges to be incurred in connection with the Southern California exit and restructuring activities is approximately $29.2 million, including approximately $12.8 million of employee-related cash charges, approximately $13.8 million of non-cash asset impairment charges and approximately $2.6 million in other cash charges.  In addition, the Debtors intend to spend approximately $1.8 million for accrued expenses to effect the restructuring.  The cash expenditures discussed above require an amendment to the Debtors' post-petition debtor-in-possession financing facility.  In addition to the asset impairment charges discussed above, the Debtors may need to recognize impairment charges related to trademarks and trade names that could be impaired as a result of the restructuring contemplated by this motion.  The Debtors are not able to provide an estimate of these charges currently.6  However, these are projected to be offset by proceeds generated by sale of the bread business assets.
23.    Notwithstanding public statements by the International Brotherhood of Teamsters to the contrary, the Key Constituents (including the Teamsters leadership through their membership on the Creditors’ Committee) have been informed since at least June of 2006 that the Southern California Market, together with the areas formerly designated as the Northeastern, Mid-Atlantic, Florida and Northern California Profit Centers, were considered to be a troubled markets that were underperforming.  As Mr. Jung has stated on numerous occasions since assuming leadership of the Company, if the Company can not reshape troubled markets to achieve profitability, it must exit those markets in order to stop incurring further losses.  As a result, while unfortunate, the Debtors’ exit from the bread business in the Southern California Market should come as no surprise to the Company's constituents, including its unions
24.    In sum, the Debtors' analysis indicates that the restructuring of the Southern California Market will result in reduced costs, more efficiencies and significant improvement in the Debtors' financial performance in this market.
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6
The Debtors are mindful of, and will comply with, the Final Order (I) Authorizing, but Not Requiring, Debtors to (A) Pay Prepetition Wages, Salaries and Employee Benefits, (B) Continue Employee Benefit Programs in the Ordinary Course, and (C) Honor Workers' Compensation Obligations; (II) Confirming the Debtors Are Able to Pay Federal and State Withholding and Payroll-related Taxes and (III) Directing All Banks to Honor Prepetition Checks for Payment of the Debtors' Prepetition Employee Obligations (Docket No. 2842) (the "Wages Order").  Accordingly, prior to paying Termination Benefits (as such term is defined in the Wages Order) in an aggregate amount in excess of the Cap Amount (as such term is defined in the Wages Order), the Debtors will provide the Notice Parties (as such term is defined in the Wages Order) with notice of, and an opportunity to object to, those payments in excess of the Cap Amount.

C.           Related Issues.

25.    The Debtors recognize that the restructuring within the Southern California Market poses certain implementation risks.  For example, it cannot be determined with precision that the forecasted ongoing sales will be achieved in terms of either sales volume or gross margin.  The Debtors anticipate that there will be a period of transition before the true impact of the projected efficiencies can be realized.
26.    Further, the Debtors currently contribute to more than 40 multiemployer pension plans as required under various collective bargaining agreements, many of which are underfunded.  The portion of a plan's underfunding allocable to an employer deemed to be totally or partially withdrawing from the plan as the result of downsizing, job transfers or otherwise is referred to as "withdrawal liability."
27.    Certain of the plans have filed proofs of claim in the Debtors' bankruptcy cases alleging that partial withdrawals have already occurred, which claims are disputed by the Debtors.  There is a risk that the Southern California Market restructuring could increase the amount of the liability to the Debtors should a total or partial withdrawal from the multiemployer pension plans covering the affected employees be found to have occurred.  However, the Debtors are conducting the Southern California Market's restructuring in a manner that they believe will not constitute a total or partial withdrawal from the relevant multiemployer pension plans resulting in material potential withdrawal liability.7
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Due to the complex nature of determining whether a total or partial withdrawal from a multiemployer pension plan has occurred or will occur, no assurance can be given that any additional withdrawal claims based upon the Debtors' prior actions or resulting from this restructuring or future restructurings will not result in significant liabilities for the Debtors.  Should a total or partial withdrawal be found to have occurred, the amount of any total or partial withdrawal liability arising from the underfunded multiemployer pension plans to which the Debtors contribute would likely be material and could adversely affect the Debtors' financial performance and, as a general unsecured claim, any potential recovery to the Debtors' constituencies.

28.    For strategic business reasons, the Debtors will not allow the surplus assets to be used by competitors or for competitive uses, although they will otherwise seek to maximize the value of the facilities to be closed, as well as the related equipment that may no longer be needed in the Debtors' operations.  The Debtors will attempt to achieve this while also retaining sufficient capacity to service anticipated growth from the Debtors' new revenue enhancement initiatives.
29.    The Debtors must engage in an operational turnaround that addresses their revenue decline and their cost structure.  The declining revenue and EBITDA trends which have prevailed in the past must be addressed.  In the Debtors' business judgment, based upon a careful, exhaustive analysis of the fundamental aspects of the Debtors' businesses, the further restructuring of its Southern California Market by exiting the bread baking business is a necessary and appropriate response to the Debtors' current situation.
30.    As previously noted, the closings and reductions pose certain implementation risks and the restructuring activities may not generate the degree of business improvements currently anticipated.  Moreover, in the ordinary course of business, the Debtors regularly review the performance of their facilities and other operations.  Accordingly, the

Debtors may find they need to engage in additional restructuring activities in the ordinary course of business or otherwise and may file similar motions in the future.
D.           Rejection and Abandonment
31.    As discussed in more detail in the motions filed by the Debtors when it previously restructured its Profit Centers, during the course of closing facilities and reducing routes, certain of the Debtors' executory contracts and unexpired leases (collectively, the "Contracts") will no longer be required for the Debtors' operations.  Similarly, during the course of closing facilities and reducing routes, certain of the Debtors' property will become burdensome to the estates and/or of inconsequential value and benefit to the estates.  For instance, the Debtors may determine that certain equipment has a value to the Debtors that is less than the costs of either relocating or marketing the equipment.
32.    Because the restructuring activities will occur over time, the appropriate times to reject such Contracts or to abandon property will not occur contemporaneously.  Moreover, during these activities, issues may arise for which the appropriate resolution is the rejection of a Contract or abandonment of property.   To address these circumstances and to avoid incurring unnecessary administrative charges for Contracts or property that will no longer provide tangible benefit to the Debtors' estates and will play no part in the Debtors' future operations, the Debtors propose the following processes for rejecting such Contracts and abandoning such property.

33.    Contract Rejection Process.  The Debtors hereby seek authority to reject a Contract as of ten days following the filing with the Court and the mailing, facsimile transmission, or other delivery by the Debtors to any applicable special notice party and the Master Service List maintained in these cases of a notice of rejection, substantially in the form attached as Exhibit B (a "Rejection Notice").  The Debtors propose that the rejection of such Contract will be automatically effective on the date set forth in the Rejection Notice; provided, however, such date is no less than ten days from the date upon which the Rejection Notice is filed with the Court and mailed, transmitted by facsimile, or otherwise delivered to the parties set forth above (the "Rejection Date").
34.    Notwithstanding the foregoing, in the event a party wishes to object to such rejection, the Debtors propose that such party must file an objection (an "Objection") with the Court and deliver such Objection to the Debtors' counsel within ten days from the date upon which the Rejection Notice is filed with the Court.  If an Objection is timely filed, the matter would then be heard at the next omnibus hearing occurring not less than seven days following the filing of the Objection.  In such case, if the Court denies the rejection, then the Rejection Notice would be null and void.  If the Court authorizes the rejection of the Contract, the Contract would be deemed rejected as of the Rejection Date.
35.    With respect to the filing of rejection damage claims as to the Contracts rejected, the Debtors further propose that parties shall have thirty days from the Rejection Date  (or subsequent order of the Court in the event of an Objection) to file a proof of claim for damages arising from such rejection for each respective Contract, all in accordance with the

Court's Order Pursuant to 11 U.S.C. §§ 105(a), 501, 502 and 1111(a) and Rules 2002(a)(7), 3003(c)(3) and 5005(a) of the Federal Rules of Bankruptcy Procedure Establishing Bar Dates for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof (Docket No. 1492) and Bankruptcy Rule 3002(c)(3).  Any claims not timely filed shall be forever barred.
36.    Abandonment Process.  The Debtors hereby seek authority to abandon property as of ten days following the filing with the Court and the mailing, facsimile transmission, or other delivery by the Debtors to any applicable special notice party and the Master Service List maintained in these cases of a notice of abandonment, substantially in the form attached as Exhibit C (an "Abandonment Notice").  The Debtors propose that the abandonment of the designated property will be automatically effective on the date set forth in the Abandonment Notice; provided, however, such date is no less than ten days from the date upon which the Abandonment Notice is filed with the Court and mailed, transmitted by facsimile, or otherwise delivered to the parties set forth above (the "Abandonment Date").
37.    Notwithstanding the foregoing, in the event a party wishes to object to such abandonment, the Debtors propose that such party must file an objection (an "Abandonment Objection") with this Court and deliver such Abandonment Objection to the Debtors' counsel within ten days from the date upon which the Abandonment Notice is filed with the Court.  If an Abandonment Objection is timely filed, the matter would then be heard at the next omnibus hearing occurring not less than seven days following the filing of the Abandonment Objection.  In such case, if the Court denies the abandonment, the Abandonment Notice would be null and void.  If the Court authorizes the abandonment of the property, the property would be deemed abandoned as of the Abandonment Date.
38.    The proposed rejection and abandonment processes fairly preserve the rights of affected parties to appear before this Court and to assert, as applicable, a rejection claim.  Moreover, the processes allow for the Debtors to efficiently minimize unnecessary administrative charges.
39.    As discussed more thoroughly above, the Debtors have expended considerable efforts in analyzing their operations in the Southern California Market.  Based upon such analysis, the Debtors have determined that exiting the bread market, resulting in the closure of certain facilities and the reduction of routes, in the Southern California Market is a necessary and appropriate decision in light of the Debtors' current financial circumstances and their future prospects with respect to the Southern California Market.
40.    Upon such closings and reductions, certain Contracts will become unnecessary and certain property will become burdensome to the estates and/or of inconsequential value and benefit to the estates thereby providing no tangible benefit to the Debtors' estates.  Accordingly, the Debtors have determined, in the exercise of their business judgment, that rejection of such Contracts and abandonment of such property is in the best interests of the Debtors, their estates, and other parties-in-interest.
APPLICABLE AUTHORITY
41.    Section 363 of the Bankruptcy Code provides that the Debtors, "after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate." 11 U.S.C. § 363(b).  Moreover, Section 105 of the Bankruptcy Code authorizes the Court to issue any order "that is necessary or appropriate to carry out the provisions of this title."  11 U.S.C. § 105(a).
42.    To approve the use, sale or lease of property outside the ordinary course of business, this Court need only determine that the Debtors' decision is supported by "some articulated business justification." See, e.g., Committee of Equity Sec. Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1070 (2d Cir. 1983); see also In re Abbott Dairies of Pa., Inc., 788 F.2d 143, 145-47 (3d Cir. 1986) (implicitly adopting the articulated business justification test of Lionel Corp. and requiring showing of good faith); In re Delaware & Hudson Ry. Co., 124 B.R. 169, 175-76 (D. Del. 1991) (concluding that Third Circuit adopted "sound business purpose" after Abbott Dairies decision); Titusville Country Club v. PennBank (In re Titusville Country Club), 128 B.R. 396, 399 (Bankr. W.D. Pa. 1991); In re Indus. Valley Refrigeration and Air Conditioning Supplies Inc., 77 B.R. 15, 19 (Bankr. E.D. Pa. 1987); Fulton State Bank v. Schipper (In re Schipper), 933 F.2d 513, 515 (7th Cir. 1991); In re Telephone Communications, Inc., 179 B.R. 544, 552 (Bankr. N.D.Ill. 1994).  See also Myers v. Martin (In re Martin), 91 F.3d 389, 395 (3d Cir. 1996) (citing Fulton State Bank v. Schipper (In re Schipper), 933 F.2d 513, 515 (7th Cir. 1991).
43.    Moreover, Section 365(a) of the Bankruptcy Code provides that a debtor "'assume or reject any executory contract or unexpired lease of the debtor,' subject to bankruptcy court's approval."  Cameron v. Pfaff Plumbing & Heating, Inc., 966 F.2d 414, 415 (8th Cir. 1992) (quoting 11 U.S.C. § 365(a)).  The assumption or rejection of an executory contract or unexpired lease by a debtor is also subject to review under the business judgment standard.  In re Crystalin, L.L.C., 293 B.R. 455, 463 (B.A.P. 8th Cir. 2003) (citing In re Food Barn Stores, Inc., 107 F.3d 558, 566 (B.A.P. 8th Cir. 1997) (assumption of prepetition agreement approved under the business judgment standard); In re Federated Dep't Stores, Inc., 131 B.R. 808, 811 (S.D. Ohio 1991) ("Courts traditionally have applied the business judgment standard in determining whether to authorize the rejection of executory contracts and unexpired leases.").  This standard is satisfied when a debtor determines that rejection will benefit the estate.  Software Customizer v. Bullet Jet Charter, Inc., 177 B.R. 593, 601 (Bankr. N.D. Ill. 1995) (Under the business judgment rule, "courts should approve a debtor's decision to reject . . . where [the debtor] demonstrates that rejection will benefit the debtor's estate or reorganization efforts."); see also In re Crystalin, L.L.C., 293 B.R. at 465. Upon meeting that standard, the court "should not interfere 'except upon a finding of bad faith or gross abuse of [the Debtor's] business discretion.'" In re Crystalin, L.L.C., 293 B.R. at 465. (citing Lubrizol Enters., Inc. v. Richmond Metal Finishers Inc., 756 F.2d 1043, 1047 (4th Cir. 1985).
44.     If the debtor's business judgment has been reasonably exercised, a court should approve the assumption or rejection of an executory contract or unexpired lease.  See, e.g., NLRB v. Bildisco and Bildisco, 465 U.S. 513, 523 (1984); Group of Institutional Investors v. Chicago, Milwaukee, St. Paul & Pacific R.R. Co., 318 U.S. 523 (1943); Cleveland Hotel Protective Committee v. Nat'l City Bank of Cleveland (In re Van Sweringen Corp.), 155 F.2d 1009, 1013 (6th Cir.), cert. denied, 329 U.S. 766 (1946).

45.    Finally, Section 554 of the Bankruptcy Code provides that a debtor "may abandon any property of the estate that is burdensome to the estate or that is of inconsequential value and benefit to the estate." When abandoning property, a debtor "need only demonstrate that [it] has exercised sound business judgment in making the determination to abandon."  In re Cult Awareness Network, Inc., 205 B.R. 575, 579 (Bankr. N.D. Ill. 1997);  see also In re Fulton, 162 B.R. 539, 540 (Bankr.W.D.Mo.1993) ("the Court need only find that the trustee made: (1) a business judgment; (2) made in good faith; (3) upon some reasonable basis; and (4) within the trustee's scope of authority."); In re Wilson, 94 B.R. 886, 888-89 (Bankr.E.D.Va.1989) (courts reviewing trustee's abandonment decision should consider whether the decision "reflects a business judgment made in good faith, upon a reasonable basis").
46.    The business judgment rule shields a debtor's management from judicial second-guessing.  ("'[T]he Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a Debtor's management decisions. '") In re Farmland Industries, Inc., 294 B.R. 903, 913 (Bankr. W.D. Mo. 2003) (quoting In re Johns-Manville Corp., 60 B.R. 612, 615-16 (Bankr. S.D.N.Y. 1986)).  Once the Debtors articulate a valid business justification, "[t]he business judgment rule 'is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company.'"  In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992) (quoting Smith v. Van Gorkom, 488 A.2d 858, 872 (Del. 1985)).
47.    Indeed, when applying the "business judgment" rule, courts show great deference to the debtor's decision-making.  See Summit Land Co. v. Allen (In re Summit Land

Co.), 13 B.R. 310, 315 (Bankr. D. Utah 1981).  Thus, this Court should grant the relief requested in this Motion if the Debtors demonstrate a sound business justification therefore.  See In re Farmland Industries, Inc., 294 B.R. at 913 (finding that a the Debtor must merely show that "the action to be taken will benefit the estate"); In re Lionel Corp., 722 F.2d at 1071; In re Delaware Hudson Ry. Co., 124 B.R. 169 at 179; see also, Chicago, Milwaukee, St. Paul & Pacific R.R. Co., 318 U.S. at 550 (applying business judgment rule in context of assumption of a prepetition agreement); In re Van Sweringen Corp., 155 F.2d at 1013 (same); In re Cutters, Inc., 104 B.R. 886, 889 (M.D. Tenn. 1989) (same).
48.    The Debtors have demonstrated a sound business justification for the relief requested in this Motion.  The Debtors have engaged in a careful, reasoned, analytic process and review of the Southern California Market and have identified strategies to address profitability.
49.    Based upon such analysis, the Debtors’ best course of action is to exit the bread business in the Southern California Market.  As a result, certain facilities must be closed and the number of routes reduced.  These actions will result in a corresponding reduction in employees .  Nevertheless, the Debtors estimate that such activities in the Southern California Market will improve the Debtors' overall financial performance.
50.    The Debtors believe the actions set forth above are consistent with those that represent the best opportunity to return the Debtors to profitability.  In these circumstances, it is in the best interests of the Debtors' estates that the Court approve the Debtors' determination to restructure the Southern California Market as set forth above and approve the Debtors' proposed processes for rejecting Contracts and abandoning certain property associated with the Southern California Market restructuring.

WHEREFORE, the Debtors respectfully request that the Court enter an order (i) authorizing the Debtors to take such actions as are necessary to exit the bread business in the Southern California Market, including authorizing the closure of facilities and the reduction of routes; (ii) authorizing the Debtors to reject associated executory contracts and unexpired leases associated with the exit and restructuring pursuant to the process set forth above; (iii) authorizing the Debtors to abandon certain property associated with the exit and restructuring pursuant to the process set forth above; and (iv) granting such other and further relief as is just and proper.
Dated:  Kansas City, Missouri
September 13, 2007
/s/ J. Eric Ivester

J. Eric Ivester (ARDC No. 06215581)
Samuel S. Ory (Missouri Bar No. 43293)
SKADDEN ARPS SLATE MEAGHER
& FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606-1285
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
e-mail: ibcinfo@skadden.com

                            - and -

J. Gregory Milmoe (JM 0919)
SKADDEN ARPS SLATE MEAGHER
& FLOM LLP
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

                            - and –

Paul M. Hoffmann (Missouri Bar No. 31922)
STINSON MORRISON HECKER LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106-2150
Telephone: (816) 691-2746
Facsimile: (888) 691-1191
e-mail: phoffmann@stinson.com

Attorneys for the Debtors
and Debtors-in-Possession

Exhibit A

IN THE UNITED STATES BANKRUPTCY COURT WESTERN DISTRICT OF MISSOURI KANSAS CITY DIVISION
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –
In re:

INTERSTATE BAKERIES
  CORPORATION, et al.,

Debtors.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

x : : : : : : : : x	Chapter 11 Case No. 04-45814 (JWV) Jointly Administered Hearing Date: October 3, 2007 Hearing Time: 1:30 p.m.
ORDER PURSUANT TO 11 U.S.C. §§ 105(a), 363(b), AND 365(a) FOR AUTHORITY TO (I) EXIT BREAD BUSINESS IN SOUTHERN CALIFORNIA MARKET AND RELATED RESTRUCTURING; (II) IMPLEMENT PROCESS FOR REJECTING ADDITIONAL EXECUTORY CONTRACTS AND UNEXPIRED LEASES ASSOCIATED WITH SUCH EXIT AND RESTRUCTURING AND (III) IMPLEMENT PROCESS FOR ABANDONING CERTAIN PROPERTY
ASSOCIATED WITH SUCH EXIT AND RESTRUCTURING
 (Related to Docket No. [•])

This matter having come before the Court on the motion (the "Motion")8 of Interstate Bakeries Corporation ("Interstate Bakeries" or the "Company") and eight9 of its subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the "Debtors"), for an order under 11 U.S.C. §§ 105(a) and 363(b) authorizing the Debtors to (i) take such actions as
______________________
8	Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion.

9
The following subsidiaries’ and affiliates’ chapter 11 cases are jointly administered with Interstate Bakeries’ chapter 11 case:  Armour and Main Redevelopment Corporation; Baker's Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C, and Mrs. Cubbison's Foods, Inc.

are necessary to exit the bread business in the southern half of its California business unit (the "Southern California Market"), including the closure of certain facilities and the reduction of routes, (ii) implement a process for rejecting additional executory contracts and unexpired leases associated with the exit and restructuring within the Southern California Market; and (iii) implement a process for abandoning certain property associated with the exit and restructuring within the Southern California Market.  The Court, having determined that (i) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. §§ 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); (iii) the relief requested in the Motion to the extent addressed in this Order is in the best interests of the Debtors, their estates and their creditors; (iv) proper and adequate notice of the Motion and the hearing thereon has been given and that no other or further notice is necessary; and (v) upon the record herein after due deliberation thereon good cause having been shown that the Court should grant the relief as set forth herein;
IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
1.    The Motion is granted.
2.    Pursuant to 11 U.S.C. §§ 105(a) and 363(b), the Debtors are authorized to (a) take such actions as are necessary to exit the bread business in its Southern California Market, including the closure of certain facilities and the reduction of routes, (b) reject any Contract associated with such exit and restructuring activities; provided that the Debtors comply with the rejection process specified herein, and (c) abandon any property associated with such exit and restructuring activities; provided that the Debtors comply with the abandonment process specified herein.

3.    The rejection of any Contract shall be automatically effective upon the later of ten days following the filing with the Court and the mailing, facsimile transmission, or other delivery by the Debtors to any applicable special notice party and the Master Service List maintained in these cases of a notice of rejection, substantially in the form attached as Exhibit 1 (a "Rejection Notice"), or the effective date specified in the Rejection Notice (in either case, the "Rejection Date").
4.    Notwithstanding the foregoing, in the event a party wishes to object to such rejection, such party must file an objection (an "Objection") with the Court and deliver such Objection to the Debtors' counsel within ten days from the date upon which the Rejection Notice is filed with the Court.  If an Objection is timely filed, then the matter will be heard at the next omnibus hearing occurring not less than seven days following the filing of the Objection.  In such case, if the Court denies the rejection, then the Rejection Notice is null and void.  If the Court authorizes the rejection of the Contract, the Contract will be deemed rejected as of the Rejection Date.
5.    The holder of any claim arising from the rejection of a Contract shall have until that date which is thirty days after the Rejection Date (or subsequent order of the Court in the event of an Objection) to file a proof of claim for damages arising from such rejection with the Debtors' claims agent, all in accordance with the Court's Order Pursuant to 11 U.S.C. §§ 105(a), 501, 502 and 1111(a) and Rules 2002(a)(7), 3003(c)(3) and 5005(a) of the Federal Rules of Bankruptcy Procedure Establishing Bar Dates for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof (Docket No. 1492) and Bankruptcy Rule 3002(c)(3).  Any claims not timely filed shall be forever barred.

6.    The abandonment of property shall be automatically effective upon the later of ten days following the filing with the Court and the mailing, facsimile transmission, or other delivery by the Debtors to any applicable special notice party and the Master Service List maintained in these cases of a notice of abandonment, substantially in the form attached as Exhibit 2 (an "Abandonment Notice"), or the effective date specified in the Abandonment Notice (in either case, the "Abandonment Date").
7.    Notwithstanding the foregoing, in the event a party wishes to object to such abandonment, such party must file an objection (an "Abandonment Objection") with this Court and deliver such Abandonment Objection to the Debtors' counsel within ten days from the date upon which the Abandonment Notice is filed with the Court.  If an Abandonment Objection is timely filed, then the matter will be heard at the next omnibus hearing occurring not less than seven days following the filing of the Abandonment Objection.  In such case, if the Court denies the abandonment, then the Abandonment Notice is null and void.  If the Court authorizes the abandonment of the property, the property will be deemed abandoned as of the Abandonment Date.

______________________________________
Dated: Kansas City, Missouri               UNITED STATES BANKRUPTCY JUDGE
____________, 2007

Exhibit B

IN THE UNITED STATES BANKRUPTCY COURT WESTERN DISTRICT OF MISSOURI KANSAS CITY DIVISION
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

In re:

INTERSTATE BAKERIES
  CORPORATION, et al.,

Debtors.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

x : : : : : : :: : : x	Chapter 11 Case No. 04-45814 (JWV) Jointly Administered
NOTICE OF REJECTION
1.         ORDER APPROVING REJECTION OF CONTRACTS AND LEASES.
PLEASE TAKE NOTICE that, on [•], 2007, the United States Bankruptcy Court for the Western District of Missouri (the "Court") entered an Order Pursuant to 11 U.S.C. §§ 105(a), 363(b), and 365(a) for Authority to (I) Exit Bread Business in Southern California Market and Related Restructuring; (II) Implement Process for Rejecting Additional Executory Contracts and Unexpired Leases Associated with Such Exit and Restructuring; and (III) Implement Process for Abandoning Certain Property Associated with Such Exit and Restructuring (the "Restructuring Order"), authorizing the above-captioned debtors and debtors-in-possession (collectively the "Debtors") to reject, upon ten days notice, executory contracts and unexpired leases (collectively, the "Contracts") associated with the closure of facilities and the reduction of routes in the Debtors' Southern California market (the "Southern California Market").  Pursuant to the Restructuring Order, please take notice that the Debtors are rejecting the Contract(s) described on Exhibit A (the "Rejected Contract(s)").

2.         CONTRACT REJECTION DATE

PLEASE TAKE FURTHER NOTICE that, in accordance with the terms of the Restructuring Order, the rejection of the Rejected Contract(s) shall automatically become effective on [•Rejection Date] (the "Rejection Date").

3.         OBJECTION DEADLINE

PLEASE TAKE FURTHER NOTICE that, pursuant to 11 U.S.C. § 365(a), the Debtors may reject executory contracts and unexpired leases if such rejection satisfies the business judgment standard.  Due to the closure of facilities and the reduction of routes in the Southern California Market, the Debtors, in their business judgment, have determined that the rejection of the Rejected Contract(s) is in the best interests of the Debtors, their estates, and other parties-in-interest.

In the event you, the counter-party to the Contract, wish to object to such rejection, you must file an objection (an "Objection") with the Court and deliver such Objection to the Debtors' counsel by [•Objection Date], the tenth day following the date upon which this Notice of Rejection was mailed, transmitted by facsimile, or otherwise delivered by the Debtors to you.  If you timely file an Objection, then this matter will be heard at the next omnibus hearing occurring not less than seven days following the filing of the Objection.  In such case, if the Court authorizes the rejection of the Rejected Contract(s), the Rejected Contract(s) will be deemed rejected as of the Rejection Date.

4.           DEADLINE TO FILE PROOFS OF CLAIM

PLEASE TAKE FURTHER NOTICE that the holder of any claim arising from the rejection of the Rejected Contract(s) shall have until that date which is thirty days after the Rejection Date (or subsequent order of the Court in the event of an Objection) to file a proof of claim for damages arising from such rejection with the Debtors' claims agent, all in accordance with the Court's Order Pursuant to 11 U.S.C. §§ 105(a), 501, 502 and 1111(a) and Rules 2002(a)(7), 3003(c)(3) and 5005(a) of the Federal Rules of Bankruptcy Procedure Establishing Bar Dates for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof (Docket No. 1492) and Bankruptcy Rule 3002(c)(3).  Any claims not timely filed shall be forever barred.

Dated:  Kansas City, Missouri
[•], 2007

J. Eric Ivester (ARDC No. 06215581)
Samuel S. Ory (Missouri Bar No. 43293)
SKADDEN ARPS SLATE MEAGHER
& FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606-1285
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
e-mail: ibcinfo@skadden.com

                            - and -

J. Gregory Milmoe (JM 0919)
SKADDEN ARPS SLATE MEAGHER
& FLOM LLP
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

                            - and -

Paul M. Hoffmann (Missouri Bar No. 31922)
STINSON MORRISON HECKER LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106-2150
Telephone: (888) 691-1191
Facsimile: (888) 625-7290
e-mail: phoffmann@stinson.com

Attorneys for the Debtors
and Debtors-in-Possession

Exhibit C

IN THE UNITED STATES BANKRUPTCY COURT WESTERN DISTRICT OF MISSOURI KANSAS CITY DIVISION
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

In re:

INTERSTATE BAKERIES
  CORPORATION, et al.,

Debtors.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

x : : : : : : : : : x	Chapter 11 Case No. 04-45814 (JWV) Jointly Administered
NOTICE OF ABANDONMENT
1.         ORDER APPROVING ABANDONMENT OF PROPERTY.
PLEASE TAKE NOTICE that, on [•], 2007, the United States Bankruptcy Court for the Western District of Missouri (the "Court") entered an Order Pursuant to 11 U.S.C. §§ 105(a), 363(b), and 365(a) for Authority to (I) Exit Bread Business in Southern California Market and Related Restructuring; (II) Implement Process for Rejecting Additional Executory Contracts and Unexpired Leases Associated with Such Exit and Restructuring; and (III) Implement Process for Abandoning Certain Property Associated with Such Exit and Restructuring (the "Restructuring Order"), authorizing the above-captioned debtors and debtors-in-possession (collectively the "Debtors") to abandon, upon ten days notice, property associated with the closure of facilities and the reduction of routes in the Debtors' Southern California Market (the "Southern California Market").  Pursuant to the Restructuring Order, please take notice that the Debtors are abandoning the property described on Exhibit A (the "Abandoned Property").

2.         PROPERTY ABANDONMENT DATE

PLEASE TAKE FURTHER NOTICE that, in accordance with the terms of the Restructuring Order, the abandonment of the Abandoned Property shall automatically become effective on [•Abandonment Date] (the "Abandonment Date").

3.         OBJECTION DEADLINE

PLEASE TAKE FURTHER NOTICE that, pursuant to 11 U.S.C. § 554(a), the Debtors may abandon property if such abandonment satisfies the business judgment standard.  Due to the closure of facilities and the reduction of routes in the Southern California Market, the Debtors, in their business judgment, have determined that the abandonment of the Abandoned Property is in the best interests of the Debtors, their estates, and other parties-in-interest.

In the event you wish to object to such abandonment, you must file an objection (an "Objection") with the Court and deliver such Objection to the Debtors' counsel by [•Objection Date], the tenth day following the date upon which this Notice of Abandonment was mailed, transmitted by facsimile, or otherwise delivered by the Debtors to you.  If you timely file an Objection, then this matter will be heard at the next omnibus hearing occurring not less than seven days following the filing of the Objection.  In such case, if the Court authorizes the abandonment of the Abandoned Property, the Abandoned Property will be deemed abandoned as of the Abandonment Date.

Dated:  Kansas City, Missouri
                [•], 2007

J. Eric Ivester (ARDC No. 06215581)
Samuel S. Ory (Missouri Bar No. 43293)
SKADDEN ARPS SLATE MEAGHER
& FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606-1285
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
e-mail: ibcinfo@skadden.com

                            - and -

J. Gregory Milmoe (JM 0919)
SKADDEN ARPS SLATE MEAGHER
& FLOM LLP
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

                            - and -

Paul M. Hoffmann (Missouri Bar No. 31922)
STINSON MORRISON HECKER LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106-2150
Telephone: (816) 691-2746
Facsimile: (888) 691-1191
e-mail: phoffmann@stinson.com

Attorneys for the Debtors
and Debtors-in-Possession

37